Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-248230), of our report dated July 1, 2020, relating to the financial statements of American Outdoor Brands, Inc. appearing in this Annual Report on Form 10-K for the year ended April 30, 2022.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

July 14, 2022